Exhibit 10.17

CEO Compensation and Executive Officers’ Incentive Plan

October 3, 2006

CEO Compensation Recommendation:

Annual Base Salary: $400,000 (retroactive to June 1, 2006)

Annual Target Incentive Compensation: 50% of base salary

Executive Officer Incentive Plan:

Executive officer’s will earn their respective target incentive compensation based on achievement of annual financial goals as follows:

•	In the event that the Company does not achieve 90% of the cash EPS for fiscal 2007 as included in the Board financial plan, no target incentive compensation will be earned.

•	In the event that the Company achieves 90% of the cash EPS for fiscal 2007 as included in the Board financial plan, 50% of the target incentive compensation will be earned.

•	In the event that the Company achieves between 90% and 100% of the cash EPS for fiscal 2007 as included in the Board financial plan, the percent of target incentive compensation earned (beyond the 50% earned as a result of achieving 90% of plan) will be equal to the percent achievement of such additional 10%. For example, if the Company achieves 95% of the cash EPS for fiscal 2007 as included in the Board financial plan, 75% of the target incentive bonus will be earned (50% for achieving 90% of plan plus 25% (50% of the additional 10% multiplied by 50%)).

•	In the event that the Company achieves over 100% of the cash EPS for fiscal 2007 as included in the Board financial plan, 100% of the target incentive compensation will be earned plus such additional percentage of the target incentive compensation (not to exceed an additional 100% for a potential payout of 200% in the aggregate) calculated as follows:

•	The additional target incentive compensation earned will be 100% in the event that the Company achieves 125% or more of the cash EPS for fiscal 2007 as included in the Board financial plan.

•	In the event that the Company achieves between 100% and 125% of the cash EPS for fiscal 2007 as included in the Board financial plan, the percent of additional target incentive compensation earned will be equal to the percent achievement of such additional 25%.

The Board and/or Compensation Committee may in its discretion authorize the payment of the target incentive compensation or such other amount irrespective of the achievement of the foregoing financial objectives.

The Target Incentive Compensation for each of the Named Executive Officers is as follows:

CEO, Bobby Yazdani: $200,000

Chief Operating Officer, Mark Frost: $110,000

Chief Financial Officer, Peter Williams: $110,000

To the extent the foregoing Executive Officer Incentive Plan provisions are not consistent with existing employment arrangements, such provisions are intended to govern.